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                                                                     EXHIBIT 2.2


                                FIRST AMENDMENT
                              TO MERGER AGREEMENT

         FIRST AMENDMENT TO MERGER AGREEMENT, dated as of October 16, 1995 to the Merger Agreement, dated as of August 24, 1995 (the "Agreement") among Republic Waste Industries, Inc., a Delaware corporation ("Republic"), RS Mergersub, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("Republic Merger Sub", and together with Republic, the "Republic Companies"), Southland Environmental Services, Inc., a Florida corporation (the "Company"), Felix A. Crawford ("Crawford"), Felix A. Crawford, as trustee of the Felix A. Crawford Revocable Living Trust (the "Trust"), and CFP, Ltd., a Florida limited partnership ("CFP").

         WHEREAS, the Republic Companies, the Company, Crawford, the Trust and CFP have requested that the Agreement be amended and such parties have agreed to such amendment;

         NOW THEREFORE, the parties hereto agree as follows:

                 1. AMENDMENT TO SUBSEQUENT 9.2 (SECURITY FOR THE COMPANY SHAREHOLDERS' INDEMNIFICATION OBLIGATION). The number of shares of Republic Common Stock to be delivered by Crawford to Republic, and which shall be set aside and held by Republic as security for the agreement by Crawford to indemnify and hold the Republic Companies harmless as described in the Agreement, is hereby amended by substituting the following in the fourth line of Subsection 9.2 of the Agreement:

                                   "125,540"

                 2. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall have their defined meanings when used herein.

                 3. Limited Effect. Except as amended herein, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to Merger Agreement to be executed as of the date first written above.


                                    REPUBLIC WASTE INDUSTRIES, INC.

                                    By:     /s/  H. Wayne Huizenga
                                            -----------------------------------
                                            H. Wayne Huizenga,
                                            Chief Executive Officer


                                    RS MERGERSUB, INC.

                                    By:     /s/ Harris W. Hudson
                                            -----------------------------------
                                            Harris W. Hudson,
                                            President


                                    SOUTHLAND ENVIRONMENTAL SERVICES, INC.

                                    By:     /s/ Felix A. Crawford
                                            -----------------------------------
                                            Felix A. Crawford,
                                            President


                                    CFP, LTD.

                                    By:     /s/ Felix A. Crawford
                                            -----------------------------------
                                            Felix A. Crawford,
                                            General Partner


                                    FELIX A. CRAWFORD REVOCABLE LIVING TRUST

                                    By:     /s/ Felix A. Crawford
                                            -----------------------------------
                                            Felix A. Crawford,
                                            Trustee



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